                                                                   EXHIBIT 10.24

                                 FIRST AMENDMENT
                                     TO THE
                         PACIFICARE HEALTH SYSTEMS, INC.
                              AMENDED AND RESTATED
                           STATUTORY RESTORATION PLAN

        This First Amendment, dated as of November 1, 2000 (the "Amendment"), to the PacifiCare Health Systems, Inc. Amended and Restated Statutory Plan ("Plan") hereby amends the Plan as follows:

        1. Amendment to Section 3.1 (a). Section 3.1(a) is hereby amended and restated in its entirety to read as follows:

        a. At the time of making the deferral elections described in Section 2.2, the Participant shall designate, on a form provided by the Committee, the types of funds the Participant's Accounts will be deemed to be invested in for purposes of determining the amount of Earnings to be credited to his or her Account. Examples of the types of funds that may be available for investment are: (i) Money Market Fund; (ii) Common Stock Fund; (iii) International Equity Fund; (iv) Balanced Fund; (v) Growth Fund; (vi) Aggressive Growth Fund; (vii) Bond Fund; and (viii) Global Equity Fund.

        In making the designation pursuant to this Section 3.1, a Participant may specify that all or any multiple of a Participant's Account (at least 10 percent) be deemed to be invested in one or more funds. Weekly, a Participant may change the designation made under this Section 3.1 with respect to amounts contained in his or her Accounts or amounts to be credited to his Accounts by current or future deferrals by filing an election, on a form provided by the Committee, submitted no later than 12:00 a.m. Pacific Time, Wednesday of each week. If a Participant fails to elect a type of fund under this Section 3.1, he or she shall be deemed to have elected a fund similar to a Money Market Fund.


        2. Effectiveness of Plan. Except as expressly amended herein, the Plan shall continue in full force and effect and is hereby ratified and confirmed in all respects on as of the date hereof.

        3. Governing Law. This Amendment and the Plan shall be construed, interpreted and enforced in accordance with the laws of the United States and to the extent not preempted by such laws, by the laws of the State of California.

        4. Capitalized Terms. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

        5. Section Headings. The titles of the sections hereof appear as a matter of convenience only, do not constitute a part of this Amendment and shall not affect the construction hereof.

        IN WITNESS WHEREOF, this Amendment to the Plan is adopted as of November 1, 2000.


                                                 PACIFICARE HEALTH SYSTEMS, INC.


                                                 -------------------------------
                                                 By:
                                                 Title: